UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2009

CALLWAVE, INC.

(Exact Name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50958	77-0490995
(Commissioner File Number)	(IRS Employer Identification No.)

136 West Canon Perdido Street, Suite A, Santa Barbara, California 93101

(Address of principal executive offices)

(805) 690-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On February 23, 2009, CallWave, Inc. (“CallWave,”) entered into an asset purchase agreement (the “Agreement”) with j2 Global Communications, Inc., a Delaware corporation (“j2”) providing for the sale of the assets (collectively, the “Assets”) related to Callwave’s “Virtual Fax” technology. The purchased Assets primarily relate to the subscriber base that uses this technology and the associated revenue, accounts receivable and intellectual property. As part of the agreement the parties entered into a cross license of their intellectual property assets.

Pursuant to the Agreement, the purchase price for the Assets was up to $12,000,000. CallWave and j2 have made representations, warranties, covenants and indemnities in the Agreement that are customary in transactions of this type.

A copy of the Asset Purchase Agreement is attached hereto and incorporated as Exhibit 10.1.

A copy of the press release announcing the asset purchase is attached hereto and incorporated as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Asset Purchase Agreement dated February 20, 2009, by and between CallWave, Inc. and j2 Global Communications, Inc.

99.1	Press Release dated February 25, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLWAVE, INC.,

Date: February 25, 2009	By:	/s/ Jeffrey Cavins
Jeffrey Cavins, Chief Executive Officer and President